UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described under Item 5.07 below, at the Annual Meeting of Stockholders of NRG Yield, Inc. (the “Company”) held on April 25, 2017, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved the NRG Yield, Inc. Annual Incentive Plan for Designated Corporate Officers (the “AIP”). The Company’s President and CEO and any other officers of the Company or its affiliates selected by the Company’s Compensation Committee on or before the 90th day of a Performance Period, as defined in the AIP, are eligible to participate in the AIP. The AIP provides for the grant of bonus payments for each Performance Period to eligible participants. The Company’s Compensation Committee will establish target cash award levels and performance goals for each Performance Period, which will be used as the basis for granting awards under the AIP. Awards under the AIP are subject to certain limitations, including a cap on bonus payments for any single Performance Period of $500,000 and a prohibition on the payment of any bonus award if the performance goals related thereto are not achieved during the Performance Period. The foregoing summary of the AIP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the AIP, which was attached as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2017 and is incorporated by reference herein, as well as the description of the AIP included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 25, 2017 in Princeton, New Jersey.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of seven directors

Name	Votes For	Withheld	Broker Non-Votes
Mauricio Gutierrez	62,286,329	8,354,169	3,878,102
John F. Chlebowski	69,851,498	789,000	3,878,102
Kirkland B. Andrews	62,259,419	8,381,079	3,878,102
John Chillemi	62,259,549	8,380,949	3,878,102
Brian R. Ford	69,845,514	794,984	3,878,102
Ferrell P. McClean	69,793,402	847,096	3,878,102
Christopher S. Sotos	62,962,399	7,678,099	3,878,102

With respect to the foregoing Proposal 1, all seven directors were elected and each received a plurality of the votes cast at the Annual Meeting.

(b) Proposal 2 — Approval of the NRG Yield, Inc. Annual Incentive Plan for Designated Corporate Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,422,643	186,541	31,313	3,878,102

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,967,337	6,593,062	80,099	3,878,102

The foregoing Proposal 3 was approved.

(d) Proposal 4 — Advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
67,758,903	33,147	2,827,786	20,662	3,878,102

With respect to the foregoing Proposal 4, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting.  Based on these results, the Company’s Board of Directors currently intends to hold an advisory vote on executive compensation every one year.

(e) Proposal 5 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2017 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,437,290	47,122	34,188	0

The foregoing Proposal 5 was approved.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Document
10.1	NRG Yield, Inc. Annual Incentive Plan for Designated Corporate Officers (incorporated herein by reference to Exhibit 10.29 of the NRG Yield, Inc. Annual Report on Form 10-K filed on February 28, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated:  April 28, 2017

Exhibit Index

Exhibit No.	Document
10.1	NRG Yield, Inc. Annual Incentive Plan for Designated Corporate Officers (incorporated herein by reference to Exhibit 10.29 of the NRG Yield, Inc. Annual Report on Form 10-K filed on February 28, 2017)